Exhibit 99.1

News

Contacts:
Media:
Sheryl Williams
610-738-6493
swilliam@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Appoints Gerald J. Pappert as General Counsel

Frazer, Pa. — April 30, 2008 — Cephalon, Inc. (Nasdaq: CEPH) announced today that Jerry Pappert has been appointed Executive Vice President and General Counsel.  In this position, Mr. Pappert will manage all legal affairs for the company, including those relating to commercial and financial transactions, litigation, intellectual property and corporate and securities matters.  Reporting directly to Chairman and CEO, Frank Baldino Jr., Ph.D., he will serve on the company’s Executive Committee.  Mr. Pappert will join the company on May 12.

“We are fortunate to have an attorney of Jerry’s caliber join our leadership team,” said Frank Baldino, Jr., Ph.D., Chairman and CEO. “Jerry exemplifies the professional leadership qualities we value and his strategic advice and counsel will help us navigate the increasingly intersecting environment of legal and business issues.”

Mr. Pappert brings 20 years of legal experience, which includes eight years with the Commonwealth of Pennsylvania, as Attorney General from 2003 to 2005 and First Deputy Attorney General from 1997 to 2003.  Since leaving the Attorney General’s office, Pappert has been a partner with Ballard Spahr Andrews & Ingersoll LLP in Philadelphia where he has been a member of the Litigation Department.  Prior to his tenure in Harrisburg, he conducted a commercial litigation practice within a large Philadelphia law firm.

A graduate of Villanova University, Mr. Pappert earned his Juris Doctorate from the University of Notre Dame Law School in South Bend, Indiana.

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Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. The company’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), TREANDA® (bendamustine hydrochloride) for Injection, FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection,  VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SOURCE: Cephalon, Inc. • 41 Moores Road • Frazer, PA 19355 • (610) 344-0200 • Fax (610) 344-0065